UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2022

Commission File Number: 0-23153

Track Group, Inc.
(Exact name of registrant as specified in its charter.)

Delaware	87-0543981
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

200 E 5th Ave, Suite 100, Naperville, Illinois 60563
(Address of principal executive offices)

(877) 260-2010
(Registrant’s Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

See Item 8.01.

Item 8.01 Other Events.

On June 10, 2022 (the “Effective Date”), Track Group, Inc. (the "Company") entered into a Settlement Agreement and Mutual Release (the “Agreement”) with Eli Sabag (“Sabag,”), Sapinda Asia Limited and Lars Windhorst (together with the Company and Sabag, the “Parties”), whereby the Parties dismissed further legal and equitable issues between or among any of the Parties, including all asserted and existing claims, any related claims, and any potential claims, including those certain “Settled Claims” as defined in the Agreement.

In connection with the Agreement, the Company agreed to pay $1.6 million to Sabag within 14 days of the Effective Date, to be released following confirmation that pending arbitrations and actions between the Parties, as described in the Agreement, have been dismissed, and that certain property, as defined in the Agreement, has been returned to the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement and Mutual Release entered into by the Company, Eli Sabag, Sapinda Asia Limited and Lars Windhorst, dated June 10, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACK GROUP, INC.

Date: June 14, 2022	By:	/s/ Peter K. Poli
Peter K. Poli
Chief Financial Officer